Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is dated as of October 28, 2011, by and among GREEN PLAINS GRAIN COMPANY LLC, a Delaware limited liability company (“GPG”), GREEN PLAINS GRAIN COMPANY TN LLC, a Delaware limited liability company (“GPG-TN”), GREEN PLAINS ESSEX INC., an Iowa corporation (“GPG-Essex”), and any additional party joining this Security Agreement as a grantor (each of GPG, GPG-TN, and GPG-Essex, individually referred to hereinafter as a “Grantor” and collectively referred to hereinafter as the “Grantors”), and BNP PARIBAS, a bank organized under the laws of France, as collateral agent (“BNPP”, in such capacity, together with its successors and assigns, the “Collateral Agent”), for the benefit of each of the Secured Parties (as defined herein).

W I T N E S S T H:

WHEREAS, GPG, GPG-TN, GPG-Essex, BNPP, as Administrative Agent, Collateral Agent, Issuing Lender, and a Lender, and the other financial institutions from time to time party thereto (collectively, the “Lenders”) entered into a Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make the Loans and other Extensions of Credit, and the Grantors incur Obligations; and

WHEREAS, in order to induce the Lenders to enter into the Credit Agreement and other Loan Documents and to induce the Lenders to make the Loans and other Extensions of Credit as provided for in the Credit Agreement, and to induce Lenders and their Affiliates to enter into Swap Contracts with the Grantors, the Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS.

(a) Any capitalized term used herein (including the preamble and recitals hereto) and not otherwise defined herein (i) has the meaning given to such term in the Credit Agreement, (ii) or, if any such capitalized term is not defined in the Credit Agreement, has the meaning provided for by the UCC (as defined herein) to the extent the same are used or defined therein. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(b) “Computer Hardware and Software” means all of Grantors’ rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii), and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

(c) “Obligations” has the meaning set forth in Section 3 hereof.

(d) “Secured Parties” means the Lenders under the Credit Agreement and any Swap Party party to a Swap Contract with any Grantor. The term “Secured Parties” shall also include a former Lender or an Affiliate of a former Lender that is party to a Swap Contract with any Grantor, provided that such former Lender or Affiliate was a Lender or an Affiliate of a Lender at the time it entered into such Swap Contract and a party to a Swap Intercreditor Agreement.

(e) “Termination Date” has the meaning set forth in Section 7(o) hereof.

(f) “UCC” means the Uniform Commercial Code, as it may be amended from time to time, in effect in the State of New York.

(g) “UCC Jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2010 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2. GRANT OF LIEN.

(a) To secure the prompt and complete payment, performance and observance of all of the Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Collateral Agent for the ratable benefit of the Secured Parties, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, wherever located, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i) cash and Cash Equivalents,

(ii) all farm products of every type, now owned or hereafter acquired by Grantors and supplies used or produced in farming operations now owned or hereafter acquired by Grantors, including, but not limited to, seed, fertilizer, and other farm products;

(iii) Inventory, raw materials, component parts, work in process and/or materials now or at any time hereafter used or consumed in Grantors’ business, and all warehouse receipts, bills of lading and other documents evidencing goods now owned or hereafter acquired by Grantors, and all goods covered thereby, including all accessions, additions and improvements thereto and products thereof, wherever located, whether in possession of Grantors or any warehouseman, bailee or any other person, or in process of delivery,

(iv) as-extracted collateral,

(v) commodities and futures agreements, and deposit, commodity, and securities accounts of the Borrower and any other Person over which a Lien is granted in favor of the Collateral Agent for the ratable benefit of the Secured Parties,

(vi) goods, tools, machinery, furnishings, furniture, fixtures and other equipment of every type now owned or hereafter acquired by Grantors, wherever located, and all replacements thereof and additions thereto;

(vii) all Accounts, Accounts Receivable, prepayments to suppliers, contract rights, chattel paper, instruments, negotiable and nonnegotiable documents of title, deposit accounts, letter of credit rights, tax refund claims, payment intangibles and general intangibles now owned or hereafter acquired by Grantros, including, but not limited to, any rights under any state or federal agricultural programs; rights to payments in kind of crops or other farm products; rights to payment of money from the counterparties under any interest rate swap contract (or similar agreement), water and water rights; and stock or other equity in any farm lender;

(viii) proceeds, products, offspring, rents and profits of, increases, replacements and accessions to, and rights under contracts of insurance now or hereafter covering, any of the foregoing;

(ix) books and records pertaining to any of the foregoing, including records of genetic, genealogic, and any proceeds or collections on the foregoing, and any computer readable memory together with all computer hardware or software necessary to process such memory; and

(x) all statutory lien rights of Grantors in any of the foregoing arising under any applicable federal or state law;

in each case, wherever located and, in any event, including all assets in the Borrowing Base.

(b) In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce the Secured Parties as aforesaid, each Grantor hereby grants to the Secured Parties a right of setoff against the property of such Grantor held by the Secured Parties, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to the Secured Parties, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

3. OBLIGATIONS SECURED. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred or arising (the “Obligations”):

(a) Loan Documents. (i) the Loans, including the Notes that may be issued from time to time to evidence such Loans and all principal thereof, all interest thereon and all other sums payable thereunder; (ii) all LC Obligations, including all obligations of the Grantors to make reimbursements and other payments to the Issuing Lender and to the Lenders in respect of Letters of Credit issued pursuant to the Credit Agreement; (iii) all obligations or liabilities of any Grantor owing to the Secured Parties, the Issuing Lender, or any Lender under the Security Documents; and (iv) all other sums payable under the other Loan Documents by any Grantor whether for principal, interest, fees or otherwise.

(b) Swap Obligations. All obligations, liabilities, and sums payable to the Swap Parties under Swap Contracts with any Grantor.

(c) Other Indebtedness. Any and all other indebtedness, obligations or liabilities which may at any time be owed to the Collateral Agent, the Issuing Lender, any Lender or any Swap Party by any Grantor, whether incurred heretofore or hereafter or concurrently herewith, under or pursuant to any of the Loan Documents.

(d) Renewals. All renewals, extensions, amendments, modifications, supplements or restatements of or substitutions for any of the foregoing Obligations described in subsections (a), (b), and (c) above.

(e) Performance. The due performance and observance by the Grantors of all of their other obligations from time to time existing under or in respect of any of the Loan Documents.

(f) Bankruptcy. Without limiting the generality of the foregoing, all post-petition interest, expenses and other duties and liabilities with respect to indebtedness or other obligations described above in this Section 3, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding.

Each Grantor hereby acknowledges that the Obligations are owed to the Collateral Agent, the Issuing Lender, the Lenders, and the Swap Parties and that the Collateral Agent, the Issuing Lender, the Lenders, and the Swap Parties are entitled to the benefits of the Liens given under this Security Agreement. It is the intention of each Grantor and of the Secured Parties that this Security Agreement not constitute a fraudulent transfer or fraudulent conveyance under any applicable law that may be applied hereto. Each Grantor and the Secured Parties hereby acknowledge and agree that notwithstanding any other provision of this Security Agreement: (a) the indebtedness secured hereby shall be limited to the maximum amount of indebtedness that can be incurred or secured by each Grantor without rendering the security interests granted and obligations incurred hereunder by such Grantor subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable Law, and (b) the Collateral pledged by such Grantor hereunder shall be limited to the maximum amount of Collateral that can be pledged by such Grantor without rendering the pledge of Collateral by such Grantor subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable Law.

4. GRANTOR ACKNOWLEDGMENTS; SECURED PARTIES’ RIGHTS; LIMITATIONS ON SECURED PARTIES’ OBLIGATIONS.

(a) Each Grantor acknowledges and agrees that the obligations undertaken by it under this Security Agreement involve the provision of collateral security for the obligations of Persons other than such Grantor and that each Grantor’s provision of collateral security for the Obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, each Grantor understands and agrees that, to the fullest extent permitted under applicable Laws and except as may otherwise be expressly and specifically provided in the Loan Documents, each Grantor shall remain obligated hereunder (including with respect to the collateral security provided by each Grantor herein) and the enforceability and effectiveness of this Security Agreement and the liability of each Grantor, and the rights, remedies, powers and privileges of the Collateral Agent and the other Secured Parties under this Security Agreement and the other Loan Documents shall not be affected, limited, reduced, discharged or terminated in any way, regardless of whether any reservation of rights against any Grantor is made, or any notice to, or further assent by, any Grantor is obtained, prior to or upon occurrence of any of the following: (A) the liability of any other Person upon or for any part of the Obligations or any collateral security therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Collateral Agent or any other Secured Party; (B) the Credit Agreement, the other Loan Documents, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented, restated or replaced, in whole or in part, as the Collateral Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time; (C) any Grantor or any other Person liable for the

Obligations may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to, any Loan Document, all or any part of the Obligations or any Collateral now or in the future serving as security for the Obligations; (D) any collateral security or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released; and (E) any other event (other than the indefeasible payment in full of the Obligations) shall occur which constitutes a defense or release of sureties generally.

(b) Each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of: (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Loan Document, any of the Obligations or any other collateral security therefor or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person liable for the Obligations against the Collateral Agent or any other Secured Party, (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Obligations or the failure of the Collateral Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any such Person; or any sale, lease or transfer of any or all of the assets of any Grantor, or any changes in the shareholders or equity interest holders of any Grantor; (D) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; (E) any failure of the Collateral Agent or any other Secured Party to V assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor’s liability under this Security Agreement or any other Loan Document; (F) any law which provides that the obligation of a surety or borrower must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or borrower’s obligation in proportion to the principal obligation; (G) the possibility that the Obligations or the Grantors’ Obligations may at any time and from time to time exceed the aggregate liability of the Grantors under this Security Agreement; or (H) any other circumstance or act whatsoever (other than a defense of payment or performance) (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of any Grantor for the Obligations or with respect to the collateral security provided by any Grantor herein, or which might be available to a surety or borrower, in bankruptcy or in any other instance.

(c) Except as expressly provided otherwise in any Loan Document, each Grantor hereby waives to the extent permitted by applicable Laws: (i) all notices to any Grantor, or to any other Person, including but not limited to, notices of the acceptance of this Security Agreement, the provision of collateral security provided herein, the creation, renewal, extension, modification or accrual of any Obligations, notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the collateral security provided herein, notice of default in the payment or performance of any of the Obligations owed to the Collateral Agent or any other Secured Party and enforcement of any right or remedy with respect thereto, or notice of any other matters relating thereto (the Obligations, and all dealings between any Grantor, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, being conclusively presumed to have been created, contracted, consummated, renewed, extended, amended or waived in reliance upon the collateral security provided herein); (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Obligations and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Security Agreement and which can, as a matter of law, be waived.

(d) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Collateral Agent may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against any Grantor or any other Person or against any collateral security for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from any Grantor, or any other Person or to realize upon any such collateral security or to exercise any such right of offset, or any release of any Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect, or insure any Lien at any time held by it as security for the Obligations or any property subject thereto.

5. SECURED PARTIES’ RIGHTS; LIMITATIONS ON SECURED PARTIES’ OBLIGATIONS.

(a) Grantors Shall Remain Liable Under Contracts and Licenses. It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Secured Parties shall not have any obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by the Secured Parties of any payment relating to any contract or license pursuant hereto. The Secured Parties shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Grantors Shall Remain Liable Under Accounts, Chattel Paper, and Payment Intangibles. Anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of the Accounts, Chattel Paper and Payment Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, Chattel Paper or Payment Intangible. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any such other Secured Party of any payment relating to such Account, Chattel Paper or Payment Intangible, pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance thereof or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times hereunder.

(c) Notification of Account Debtors. Collateral Agent may at any time after a Default or an Event of Default has occurred and is continuing (or if any rights of set-off (other than set-offs against an Account arising under the contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that the Secured Parties have a security interest therein, and that payments shall be made directly to Collateral Agent. Upon the request of Collateral Agent, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, no Grantor shall give any contrary instructions to such Account Debtor or other Person without Collateral Agent’s prior written consent.

(d) Communications with Third Parties; Account Information. Collateral Agent may at any time in Collateral Agent’s own name, in the name of a nominee of Collateral Agent or in the name of any Grantor communicate (by mail, telephone, e-mail, facsimile, or otherwise) with Account Debtors, parties to contracts and obligors in respect of Instruments to verify with such Persons, to Collateral Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Payment Intangibles, Instruments or Chattel Paper. If a Default or Event of Default shall have occurred and be continuing, then each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Collateral Agent and each Secured Party at any time and from time to time promptly upon Collateral Agent’s request the following reports with respect to such Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Collateral Agent may request. Each Grantor, at its own expense, shall deliver to Collateral Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

6. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:

(a) Representations in Credit Agreement. The representations and warranties set forth in the Credit Agreement and in any Loan Documents are true and correct as of the date hereof and as of the date of each Extension of Credit.

(b) Title; No Other Liens. Each Grantor is the record and beneficial owner of and has valid title to, its respective items of the Collateral free and clear of any and all Liens, except Permitted Liens, and has full right and authority to pledge the Collateral for the purposes and upon the terms set out herein and the power to transfer the Collateral, free and clear of any Lien except Permitted Liens. The performance by the Grantors of their obligations hereunder will not result in the creation of any Lien on any Collateral other than the Lien granted hereunder. No effective security agreement, financing statement, equivalent security or Lien instrument, continuation statement covering, or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Security Agreement or any other Security Document, or to secure Permitted Liens.

(c) Perfected First Priority Liens. This Security Agreement is effective to create a valid and continuing first priority Lien (subject to Permitted Liens) on and, upon the filing of the appropriate financing statements in the jurisdictions listed on Schedule I hereto, a perfected first priority Lien (subject to Permitted Liens) in favor of the Secured Parties on the Collateral with respect to which a Lien may be perfected by filing pursuant to the UCC. Such Lien is prior to all other Liens, except Permitted Liens that would be prior to Liens in favor of the Secured Parties, and is enforceable as such as against any and all creditors of and purchasers from each Grantor (other than purchasers and lessees of Inventory or other Goods or products for value in the ordinary course of business). All action by each Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.

(d) Instruments, Letter of Credit Rights, and Chattel Paper. Schedule II hereto lists all Instruments, Letter of Credit Rights, and Chattel Paper of Grantor. All action by each Grantor necessary or desirable to protect and perfect the Lien of the Secured Parties on each item set forth on Schedule II (including the delivery of all originals thereof to the Secured Parties and the legending of all Chattel Paper as required by Section 7(b) hereof) has been duly taken. The Lien of the Secured Parties on the Collateral listed on

Schedule II hereto is prior to all other Liens, except Permitted Liens that would be prior to the Liens in favor of the Secured Parties, and is enforceable as such against any and all creditors of and purchasers from each Grantor.

(e) Legal Name; Organizational Status; Locations. Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of the books and records of each Grantor concerning the Collateral are set forth on Schedule III. Each Grantor has only one state of incorporation or organization.

(f) Accounts and Account Debtors. With respect to the Accounts, (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) to each Grantor’s knowledge, there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by any Grantor in the ordinary course of its business for prompt payment and disclosed to the Secured Parties; (iii) to each Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on each Grantor’s books and records and any invoices, statements and Borrowing Base Reports delivered to the Secured Parties with respect thereto; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor’s financial condition; and (v) no Grantor has any knowledge, except as disclosed on Schedule IV, that any Account Debtor is unable generally to pay its debts as they become due. Further with respect to the Accounts (x) the amounts shown on all invoices, statements and Borrowing Base Reports which may be delivered to the Secured Parties with respect thereto are actually and absolutely owing to the Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to one or more of the Bank Blocked Accounts or Lenders as required pursuant to the terms of the Credit Agreement; and (z) to each Grantor’s knowledge, all Account Debtors have the capacity to contract.

(g) Inventory. With respect to any Inventory scheduled or listed on the most recent Borrowing Base Report delivered to Lenders pursuant to the terms of this Security Agreement or the Credit Agreement, (i) such Inventory (other than Inventory in transit) is located at one of the locations set forth on Schedule III hereto, as applicable, (ii) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location other than an Approved Storage Location, (iii) with respect to Inventory in transit, the Grantor will deliver to the Collateral Agent, at Collateral Agent’s request, negotiable bills of lading to the order of or negotiated to the order of Collateral Agent, (iv) the Grantor will, to the extent required by the Credit Agreement, notify warehousemen and other owners and operators of storage locations at which Inventory is stored, of the Lenders’ security interest in such Inventory, such notification to be in form and substance acceptable to Collateral Agent, and obtain, to the extent required by the Credit Agreement, bailee, landlord and warehousemen agreements, (v) each Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Secured Parties, and except for Permitted Liens, (vi) except as specifically disclosed in the most recent Borrowing Base Report delivered to Lenders, such Inventory is Eligible Inventory of good and merchantable quality, free from any known defects, (vii) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (viii) the completion of manufacture, sale or other disposition of such Inventory by the Secured Parties following an Event of Default shall not require the consent of any Person, and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject, and (ix) a Grantor purchased such Inventory for fair consideration.

(h) Patents, Trademarks, and Copyrights. No Grantor has any interest in, or title to, any patent, trademark or copyright except as set forth in Schedule V hereto. This Security Agreement is effective to create a valid and continuing Lien in the patents, trademarks and copyrights set forth on Schedule V hereto, and, upon the filing of this Security Agreement with the United States Copyright Office and/or the United States Patent and Trademark Office, as applicable, together with the filing of appropriate UCC financing statements in the jurisdictions of the applicable Grantors’ locations (under the UCC), is effective to perfect such Lien, and such perfected Lien is enforceable as such as against any and all creditors of and purchasers from the applicable Grantors (except those creditors holding Permitted Liens). Upon the filing of this Security Agreement with the United States Copyright Office and/or the United States Patent and Trademark Office as applicable, and the filing of appropriate UCC financing statements in the jurisdictions of the applicable Grantors’ locations (under the UCC), all action necessary or desirable to protect and perfect the Secured Parties’ Lien on the Grantors’ patents, trademarks or copyrights set forth on Schedule V hereto shall have been duly taken.

(i) Governmental Obligors. On the date hereof, none of the Account Debtors on any Grantor’s Accounts, Chattel Paper, or Payment Intangibles is a Governmental Authority.

7. COVENANTS. Each Grantor covenants and agrees with the Secured Parties that from and after the date of this Security Agreement and until the Termination Date:

(a) Further Assurances; Pledge of Instruments; Chattel Paper.

(i) At any time and from time to time, upon the written request of Collateral Agent and at the sole expense of Grantors, Grantors shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Collateral Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Secured Parties of any license or contract held by any Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the UCC with respect to the Liens granted hereunder or under any other Loan Document.

(ii) Unless Collateral Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Collateral Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper, and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after each Grantor and its subsidiaries receive the same.

(iii) Each Grantor shall, in accordance with the terms of the Credit Agreement, and at the request of Collateral Agent, obtain or use commercially reasonable efforts to obtain waivers or subordinations of Liens from landlords and warehousemen, and in all instances where a bailee has possession of any Grantor’s Collateral that such bailee holds for the benefit of the Secured Parties, the applicable Grantor and its Subsidiaries shall obtain signed acknowledgements of the Secured Parties’ Liens from such bailee.

(iv) If required by the terms of the Credit Agreement and not waived by the Collateral Agent and/or the requisite Lenders, as applicable, in writing (which waiver may be revoked), each Grantor shall obtain authenticated control letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for such Grantor.

(v) Each Grantor shall maintain a blocked account, lockbox, or similar agreement with each bank or financial institution holding a Deposit Account for such Grantor.

(vi) If any Grantor becomes the beneficiary of a letter of credit in an amount greater than $250,000, then such Grantor shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Collateral Agent thereof and, at the request of the Collateral Agent, obtain the consent of the issuer or any nominated person of the letter of credit to the assignment of the Letter of Credit Rights, as required for the Secured Parties to perfect their security interest in such Letter of Credit Rights, all in form and substance reasonably satisfactory to the Collateral Agent.

(vii) Each Grantor shall take all steps necessary to grant the Secured Parties control of all Electronic Chattel Paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(viii) Each Grantor hereby irrevocably authorizes Collateral Agent or its counsel at any time and from time to time to file in any filing office in any UCC Jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for Collateral Agent to have filed in any UCC Jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(b) Commercial Tort Claims. Each Grantor shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify the Secured Parties of any commercial tort claim (as defined in the UCC) acquired by it, and, unless otherwise consented by the Collateral Agent, each Grantor shall enter into a supplement to this Security Agreement, granting to the Secured Parties a Lien in such commercial tort claim.

(c) Maintenance of Records. Each Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby. If any Grantor retains possession of any Chattel Paper or Instruments with Collateral Agent’s consent, then such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of BNP Paribas”.

(d) Right of Inspection. In addition to the inspection rights contained in the Credit Agreement, the Collateral Agent and the other Secured Parties and their respective representatives shall at all reasonable times, and upon prior notice, also have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting their interests therein, and each Grantor agrees to render to the Collateral Agent and the other Secured Parties and their respective representatives such clerical and other assistance as may be reasonably requested with regard to any of the foregoing.

(e) Covenants Regarding Patent, Trademark, and Copyright Collateral.

(i) Each Grantor shall notify Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any patent, trademark, or copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court) regarding any Grantor’s ownership of any patent, trademark, or copyright, its right to register the same, or its right to keep and maintain the same.

(ii) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any patent, trademark, or copyright with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency without giving Collateral Agent prior written notice thereof, and, upon request of Collateral Agent, such Grantor shall execute and deliver any and all intellectual property security agreements as Collateral Agent may request to evidence the Secured Parties’ Lien on such patent, trademark, or copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii) Each Grantor shall take all actions necessary or requested by Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the patents, trademarks, and copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of non-contestability and opposition, and interference and cancellation proceedings.

(iv) In the event that any of the patent, trademark or copyright Collateral is infringed upon, misappropriated, or diluted by a third party, the applicable Grantor shall comply with Section 7(b) of this Security Agreement. The applicable Grantor shall, unless such Grantor shall reasonably determine that such patent, trademark or copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and shall take such other actions as Collateral Agent shall deem appropriate under the circumstances to protect such patent, trademark, or copyright Collateral.

(f) Indemnification. In any suit, proceeding, or action brought by the Secured Parties relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify, and keep the Secured Parties harmless from and against all expenses (including attorneys’ fees and expenses), loss, or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness, or liability at any time owing to, or in favor of, such obligor or its successors from any Grantor, except in the case of the Secured Parties, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of the Secured Parties as finally determined by a court of competent jurisdiction. All such obligations of any Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against the Secured Parties.

(g) Compliance with Terms of Accounts, etc. In all material respects, each Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(h) Limitation on Liens on Collateral. No Grantor will create, permit, or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title, and interest of the Secured Parties in and to any of each Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(i) Limitations on Disposition. No Grantor will sell, license, lease, transfer, or otherwise dispose of any of the Collateral or attempt or contract to do so except as permitted by the Credit Agreement.

(j) Further Identification of Collateral. Each Grantor will, if so requested by Collateral Agent, furnish to the Secured Parties, as often as Collateral Agent requests, statements, and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in such detail as Collateral Agent may specify.

(k) Notices. Each Grantor will advise Collateral Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

(l) No Reincorporation; Change of Name. Without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof or change its corporate name without the prior written consent of the Secured Parties.

(m) Subsidiaries. No Grantor will form or acquire any subsidiaries without the prior written consent of the Collateral Agent.

(n) Terminations; Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Collateral Agent and agrees that it will not do so without the prior written consent of Collateral Agent, subject to each Grantor’s rights under Section 9-509(d)(2) of the UCC.

(o) Authorized Terminations. Upon payment in full in cash and performance of all of the Obligations, termination of the Credit Agreement, expiration or cancellation of all Letters of Credit issued under the Credit Agreement, and a release of all claims against the Secured Parties (the “Termination Date”), the Secured Parties will promptly deliver to each Grantor for filing or authorize each Grantor to prepare and file termination statements and releases.

8. COLLATERAL AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT. On the Closing Date, Grantors shall execute and deliver to Collateral Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Collateral Agent under the Power of Attorney are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon Collateral Agent or the Secured Parties to exercise any such powers. Collateral Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless a Default or Event of Default has occurred and is continuing and (b) Collateral Agent shall account for any moneys received by Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney, provided that Collateral Agent shall not have any duty as to any Collateral, and Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. NEITHER COLLATERAL AGENT NOR ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

9. REMEDIES; RIGHTS UPON DEFAULT.

(a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Collateral Agent on behalf of the Secured Parties may exercise all rights and remedies of a secured party under the UCC and applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of the time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of each Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice and opportunity for a hearing on Collateral Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which right of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Collateral Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Collateral Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Collateral Agent’s request, to assemble the Collateral and make it available to Collateral Agent at a place or places designated by Collateral Agent which are reasonably convenient to Collateral Agent and the applicable Grantor, whether at the applicable Grantor’s premises or elsewhere. Until Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Collateral Agent. Collateral Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Collateral Agent. Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Secured Parties’ remedies, with respect to such appointment without prior notice or hearing as to such appointment. Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Collateral Agent of any other amount required by any provision of law, need Collateral Agent account for the surplus, if any, to the applicable Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Collateral Agent and the Secured Parties arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Collateral Agent or the Secured Parties as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent to collect such deficiency.

(b) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c) To the extent that applicable law imposes duties on Collateral Agent and the Secured Parties to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Collateral Agent (i) to fail to incur expenses reasonably deemed significant by Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Secured Parties against risks of loss, collection or disposition of Collateral or to provide to the Secured Parties a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 9(c) is to provide non-exhaustive indications of what actions or omissions by Collateral Agent and the Secured Parties would not be commercially unreasonable in Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9(c). Without limitation upon the foregoing, nothing contained in this Section 9(c) shall be construed to grant any rights to any Grantor or to impose any duties on Collateral Agent or the Secured Parties that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 9(c).

(d) Collateral Agent and the Secured Parties shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Collateral Agent and the Secured Parties shall not be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Collateral Agent or the Secured Parties, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

(e) Proceeds from the sale or other disposition of Collateral shall be applied in the manner described in the Credit Agreement.

10. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling Collateral Agent to exercise rights and remedies under Section 9 hereof (including, without limiting the terms of Section 9 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, to the extent Grantor is not contractually prohibited from doing so, each Grantor hereby grants to Collateral Agent on behalf of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license, or sublicense any intellectual property now owned or hereafter acquired by any Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

11. LIMITATION ON SECURED PARTIES’ DUTY IN RESPECT OF COLLATERAL. The Secured Parties shall use reasonable care with respect to the Collateral in their possession or under their control. The Secured Parties shall not have any other duty as to any Collateral in their possession or control or in the possession or control of any agent or nominee of the Secured Parties, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

12. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

14. SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Collateral Agent, the Secured Parties and the Grantors with respect to the matters referred to herein and therein.

15. NO WAIVER; CUMULATIVE REMEDIES. Collateral Agent and the Secured Parties shall not by any act, delay, omission, or otherwise be deemed to have waived any of their rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Secured Parties and then only to the extent therein set forth. A waiver by Collateral Agent or the Secured Parties of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent or the Secured Parties would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Collateral Agent or the Secured Parties, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified, or amended except by an instrument in writing, duly executed by the Secured Parties.

16. LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

17. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 12 hereof, this Security Agreement shall terminate on the Termination Date.

18. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of any Grantor) and shall, together with the rights and remedies of Collateral Agent or the Secured Parties, hereunder, inure to the benefit of the Secured Parties, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Secured Parties hereunder. No Grantor may assign, sell, hypothecate, or otherwise transfer any interest in or obligation under this Security Agreement.

19. COUNTERPARTS. This Security Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Security Agreement may be executed by manual signature, facsimile, or electronic means, all of which shall be equally valid.

20. GOVERNING LAW; SERVICE OF PROCESS; SUBMISSION TO JURISDICTION; WAIVERS

(a) THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

(b) Each of the Grantors and Collateral Agent hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the U.S. federal courts in the Southern District of New York, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or any claim that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process any Grantor in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address set forth in the Credit Agreement or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law or shall limit the right to sue in any other jurisdiction; and

(v) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive, or consequential damages.

21. WAIVER OF JURY TRIAL. EACH GRANTOR AND EACH SECURED PARTY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SECURITY AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GRANTOR AND EACH SECURED PARTY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SECURITY AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS.

22. SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

23. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

24. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 20 and Section 21, with its counsel.

25. BENEFIT OF THE SECURED PARTIES. All Liens granted or contemplated hereby shall be for the benefit of the Secured Parties, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

26. ENTIRE AGREEMENT. THIS SECURITY AGREEMENT AND THE OTHER SECURITY DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE GRANTORS, COLLATERAL AGENT AND THE SECURED PARTIES, AND SUPERCEDES ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

27. MISCELLANEOUS. In the event of any conflict or inconsistency between the terms of this Security Agreement and the Credit Agreement, the Credit Agreement shall prevail to the extent of such conflict or inconsistency.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS: GREEN PLAINS GRAIN COMPANY LLC, a Delaware limited liability company

By:	GREEN PLAINS RENEWABLE ENERGY, INC., an Iowa corporation, its sole Member

	By:	/s/ Jerry Peters
	Name:	Jerry Peters
	Title:	Chief Financial Officer

GREEN PLAINS GRAIN COMPANY TN LLC, a Delaware limited liability company

By:	GREEN PLAINS GRAIN COMPANY LLC, a Delaware limited liability company, its sole Member

	By:	/s/ Jerry Peters
	Name:	Jerry Peters
	Title:	Chief Financial Officer

GREEN PLAINS ESSEX INC., an Iowa corporation

By:	/s/ Jerry Peters
Name:	Jerry Peters
Title:	Chief Financial Officer

c/o Green Plains Grain Company LLC 450 Regency Parkway, Suite 400 Omaha, Nebraska 68114 Attention: Mr. Jerry Peters Fax: 402-884-8776 Phone: 402-315-1603 Email: jerry.peters@gpreinc.com

[SIGNATURE PAGE TO SECURITY AGREEMENT]

BNP PARIBAS, a bank organized under the laws of France, as Collateral Agent

By:	/s/ Stephen R. Staples, Jr.
Name:	Stephen R. Staples, Jr.
Title:	Managing Director

By:	/s/ Jeffry S. Millican
Name:	Jeffry S. Millican
Title:	Director

15455 N. Dallas Parkway, Suite 1400 Addison, Texas 75001 Attention: Jeff Millican Fax: (214) 969-9332 Phone: (214) 866-2536 Email: jeff.millican@us.bnpparibas.com

[SIGNATURE PAGE TO SECURITY AGREEMENT]

SCHEDULE I

to

SECURITY AGREEMENT

FILING JURISDICTIONS

1.	Delaware

2.	Iowa

SCHEDULE II

to

SECURITY AGREEMENT

INSTRUMENTS,

CHATTEL PAPER

AND

LETTER OF CREDIT RIGHTS

None.

SCHEDULE III

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL AND RECORDS

I.	Grantor’s official name: Green Plains Grain Company LLC

II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): limited liability company

III.	Organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued:

IV.	State or Incorporation or Organization of Grantor: Delaware

V.	Chief Executive Office and principal place of business of Grantor:
450 Regency Parkway, Suite 400, Omaha, Nebraska 68114

VI.	Corporate Offices of Grantor:
450 Regency Parkway, Suite 400, Omaha, Nebraska 68114

VII.	Warehouses:

(a)	701 N Main St., Everly, IA

(b)	1111 Railroad Ave, Greenville, IA

(c)	2980 254th Ave., Langdon, IA

(d)	701 4th Ave W, Spencer, IA

(e)	1110 P Ave., Milford, IA

(f)	300 Agricultural Ave., Gruver, IA

(g)	603 RR Ave., Superior, IA

(h)	Hwy 148, Hopkins, MO

VIII.	Other Premises at which Collateral is Stored or Located: None.

IX.	Locations of Records Concerning Collateral:
701 N Main St., Everly, Iowa 51338

SCHEDULE III

to

SECURITY AGREEMENT

(continued)

I.	Grantor’s official name: Green Plains Grain Company TN LLC

II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): limited liability company

III.	Organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued:

IV.	State or Incorporation or Organization of Grantor: Delaware

V.	Chief Executive Office and principal place of business of Grantor:
450 Regency Parkway, Suite 400, Omaha, Nebraska 68114

VI.	Corporate Offices of Grantor:
450 Regency Parkway, Suite 400, Omaha, Nebraska 68114

VII.	Warehouses:

(a)	Kenton: 201 Church St. Kenton, TN

(b)	Como: 10870 Hwy 54, Como, TN

(c)	Trenton: S Wilson St., Trenton, TN

(d)	Dyer: 347 South Main St., Dyer, TN

(e)	Union City: 325 W Martin Luther King Dr., Union City, TN

VIII.	Other Premises at which Collateral is Stored or Located:

(a)	Crop Production Services – North Fifth St., Union City, TN 38261

(b)	Partee Bin – Trenton, TN

IX.	Locations of Records Concerning Collateral:

(a)	Kenton: 201 Church St. Kenton, TN

(b)	Como: 10870 Hwy 54, Como, TN

(c)	Trenton: S Wilson St., Trenton, TN

(d)	Dyer: 347 South Main St., Dyer, TN

(e)	Union City: 325 W Martin Luther King Dr., Union City, TN

SCHEDULE III

to

SECURITY AGREEMENT

(continued)

I. Grantor’s official name: Green Plains Essex Inc.

II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): corporation

III.	Organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued: 13439

IV.	State or Incorporation or Organization of Grantor: Iowa

V.	Chief Executive Office and principal place of business of Grantor:
450 Regency Parkway, Suite 400, Omaha, Nebraska 68114

VI.	Corporate Offices of Grantor:
450 Regency Parkway, Suite 400, Omaha, Nebraska 68114

VII.	Warehouses:
411 N. St., Essex, Iowa 51638

VIII.	Other Premises at which Collateral is Stored or Located: None.

IX.	Locations of Records Concerning Collateral:
411 N. St., Essex, Iowa 51638

SCHEDULE IV

to

SECURITY AGREEMENT

ACCOUNT DEBTORS UNABLE TO PAY

None.

SCHEDULE V

to

SECURITY AGREEMENT

PATENTS, TRADEMARKS AND COPYRIGHTS

None.

EXHIBIT A

Form of Power of Attorney

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by GREEN PLAINS GRAIN COMPANY LLC, a Delaware limited liability company (“GPG”), GREEN PLAINS GRAIN COMPANY TN LLC, a Delaware limited liability company (“GPG-TN”), GREEN PLAINS ESSEX INC., an Iowa corporation (“GPG-Essex”), and any additional party joining the Security Agreement (defined below) as a grantor (each of GPG, GPG-TN, and GPG-Essex, individually as a “Grantor” and collectively as the “Grantors”), and BNP PARIBAS, a bank organized under the laws of France (hereinafter referred to as “Attorney”), as Collateral Agent for the Lenders under the Credit Agreement dated as of October 28, 2011 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”) and other related documents (the “Loan Documents”). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and the Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by the Grantor without Attorney’s written consent.

The Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as the Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, the Grantor hereby grants to Attorney the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, and at any time, to do the following: (a) change the mailing address of the Grantor, open a post office box on behalf of the Grantor, open mail for the Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of the Grantor; (b) effect any repairs to any asset of the Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Grantor or its property; (d) defend any suit, action or proceeding brought against the Grantor if the Grantor does not defend such suit, action or proceeding or if Attorney believes that the Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to the Grantor whenever payable and to enforce any other right in respect of the Grantor’s property; (f) cause the certified public accountants then engaged by the Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of Inventory; (g) communicate in its own name with any party to any contract with regard to the assignment of the right, title and interest of the Grantor in and under the contracts and other matters relating thereto; (h) file such financing statements with respect to the Security Agreement dated as of October 28, 2011 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), with or without the Grantor’s signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as Attorney may deem appropriate and to execute in the Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature; and (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of the Grantor for all purposes, and to do, at Attorney’s option and the Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon the Grantor’s property or assets and Attorney’s Liens thereon, all as fully and effectively as the Grantor might do.

Notwithstanding any other provision of this power of attorney, except for clauses (g) and (h) above, the Attorney may only exercise the powers and rights granted hereunder following a Default or Event of Default under the Credit Agreement.

This power of attorney shall terminate on the Termination Date of the Security Agreement.

Each Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Power of Attorney is executed by the Grantor this              day of             , 2011.

GREEN PLAINS GRAIN COMPANY LLC, a Delaware limited liability company

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this              day of             , 2011,             , who is personally known to me appeared before me in his/her capacity as the              of GREEN PLAINS GRAIN COMPANY LLC (“Grantor”), and executed on behalf of Grantor the Power of Attorney in favor of BNP Paribas to which this Certificate is attached.

Notary Public

GREEN PLAINS GRAIN COMPANY TN LLC, a Delaware limited liability company

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this              day of             , 2011,             , who is personally known to me appeared before me in his/her capacity as the              of GREEN PLAINS GRAIN COMPANY TN LLC (“Grantor”), and executed on behalf of Grantor the Power of Attorney in favor of BNP Paribas to which this Certificate is attached.

Notary Public

GREEN PLAINS GRAIN ESSEX INC., an Iowa corporation

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this              day of             , 2011,             , who is personally known to me appeared before me in his/her capacity as the              of GREEN PLAINS ESSEX INC. (“Grantor”), and executed on behalf of Grantor the Power of Attorney in favor of BNP Paribas to which this Certificate is attached.

Notary Public